EX99.23(i)


                           Law Office

              Stradley, Ronon, Stevens & Young, LLP

                    2600 One Commerce Square
              Philadelphia, Pennsylvania 19103-7098
                         (215) 564-8000

Direct Dial: (215) 564-8024


                        September 1, 1999

UMB Scout Funds
BMA Tower
700 Karnes Blvd.
Kansas City, MO  64108-3306

          Re:  Legal Opinion-Securities Act of 1933

Ladies and Gentlemen:

          We have examined the Articles of Incorporation, as amended and supplemented, if applicable (the "Articles") of UMB Scout Balanced Fund, UMB Scout Bond Fund, Inc., UMB Scout Money Market Fund, Inc., UMB Scout Regional Fund, Inc., UMB Scout Stock Fund, Inc., UMB Scout WorldWide Fund, Inc., UMB Scout Tax-Free Money Market Fund, Inc., UMB Scout Capital Preservation Fund, Inc., and UMB Scout Kansas Tax-Exempt Bond Fund, Inc. (individually, each a "Fund" and collectively, the "Funds"), each a corporation organized under Maryland law, the By-Laws of each Fund, and each Fund's proposed form of Share Certificates (if any), all as amended to date, and the various pertinent corporate proceedings we deem material. We have also examined each Fund's Notification of Registration and Registration Statements filed under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the Securities Act of 1933, as amended (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

          Each Fund is authorized by its Articles to issue shares of common stock in the following amounts: UMB Scout Stock Fund, Inc. is authorized to issue 30,000,000 shares; UMB Scout WorldWide Fund, Inc. is authorized to issue 20,000,000 shares; UMB Scout Money Market Fund, Inc. is authorized to issue 1,500,000,000 shares; UMB Scout Tax-Free Money Market Fund, Inc. is authorized to issue 1,000,000,000 shares; UMB Scout Balanced Fund, Inc. is authorized to issue 10,000,000 shares; UMB Scout Regional Fund, Inc. is authorized to issue 10,000,000 shares; UMB Scout Bond Fund, Inc. is authorized to issue 20,000,000 shares; UMB Scout Capital Preservation Fund, Inc. is authorized to issue 10,000,000 shares; and UMB Scout Kansas Tax-Exempt Bond Fund, Inc. is authorized to issue 10,000,000 shares; all at a par value of $1.00 per share.



UMB Scout Funds
September 1, 1999
Page 2


          UMB Scout Stock Fund, Inc. issues shares in two separate series called UMB Scout Stock Fund and UMB Scout Stock Select Fund. UMB Scout WorldWide Fund, Inc. issues shares in two separate series called UMB Scout WorldWide Fund and UMB Scout WorldWide Select Fund. UMB Scout Money Market Fund, Inc. issues shares in two separate series called Prime Portfolio and Federal Portfolio. The remaining Funds do not issue multiple series of shares.

          Each Fund has filed with the U.S. Securities and Exchange Commission, a Registration Statement under the Securities Act, which Registration Statement is deemed to register an indefinite number of shares of such Fund pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised us that each Fund has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by such Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

          You have also informed us that the shares of each Fund have been, and will continue to be, sold in accordance with such Fund's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

          Based upon the foregoing information and examination, so long as each Fund remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of each Fund remains effective, the authorized shares of such Fund when issued for the consideration set by such Fund's Board of Directors pursuant to its Articles, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by its Articles and the laws of the State of Maryland.

          We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of each Fund, along with any amendments thereto, covering the registration of the shares of each Fund under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of each Fund are offered, and we further consent to reference in the registration statement of each Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                         Very truly yours,

                         STRADLEY, RONON, STEVENS & YOUNG, LLP

                         BY:  /s/ Mark H. Plafker
                              Mark H. Plafker

233995.01